Exhibit 3

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Motorola Debenture-Backed Series 2002-14

*CUSIP:         21988G387      Class     A-1
                21988GBX3      Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 15, 2003.

INTEREST ACCOUNT

Balance as of November 15, 2002 ...................              $0.00
         Scheduled Income received on securities ..      $1,068,437.50
         Unscheduled Income received on securities               $0.00

LESS:
         Distribution to Class A-1 Holders ........     -$1,068,437.48
         Distribution to Class A-2 Holders ........             -$0.00
         Distribution to Depositor ................             -$0.00
         Distribution to Trustee ..................             -$0.02
Balance as of May 15, 2003 ........................              $0.00

PRINCIPAL ACCOUNT

Balance as of November 15, 2002 ...................              $0.00
         Scheduled Principal received on securities              $0.00

LESS:
         Distribution to Holders ..................             -$0.00
Balance as of  May 15, 2003 .......................              $0.00

                  UNDERLYING SECURITIES HELD AS OF May 15, 2003


          Principal
            Amount                         Title of Security
          ---------                        -----------------
          $32,875,000            Motorola, Inc. 61/2% Debentures due
                                 November 15, 2028
                                 *CUSIP:  620076AP4

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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